SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/08
                         RUN DATE: 04/14/08  1:26 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   108

FORM 13F INFORMATION TABLE VALUE TOTAL:   $169,763,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME